UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Underwriting Agreement

On June 8, 2026, IDEAYA Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Jefferies LLC, TD Securities (USA) LLC, UBS Securities LLC and Cantor Fitzgerald & Co., as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 5,555,556 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), and, in lieu of Common Stock to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 5,555,576 shares of Common Stock (the “Warrant Shares”) to the Underwriters (the “Offering”). The price to the public in the Offering is $27.00 per Share and $26.9999 per Pre-Funded Warrant, which is the price per share at which the Shares are being sold to the public in the Offering, minus the $0.0001 exercise price per Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the Shares from the Company at a price of $25.38 per Share and the Pre-Funded Warrants from the Company at a price of $25.3799 per Pre-Funded Warrant. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days, to purchase up to 1,666,669 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions (the “Underwriters’ Option”).

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-295560).

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company and the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock without first obtaining the written consent of the Representatives on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement, for 60 days after the date of the Prospectus, as defined in the Underwriting Agreement.

On June 10, 2026, the Offering closed and the Company completed the sale and issuance of an aggregate of 7,222,225 shares of Common Stock, including the exercise in full of the Underwriters’ Option, and Pre-Funded Warrants to purchase 5,555,576 Warrant Shares. The Company received net proceeds of approximately $323.6 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the form of Pre-Funded Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 8, 2026, among IDEAYA Biosciences, Inc. and J.P. Morgan Securities LLC, Jefferies LLC, TD Securities (USA) LLC, UBS Securities LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: June 10, 2026	By:	/s/ Joshua Bleharski, Ph.D.
Joshua Bleharski, Ph.D.
Chief Financial Officer